UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On September 8, 2021, Happy Walters resigned from the board of directors (the “Board”) of LifeMD, Inc. (the “Company”).

Director Appointment

On September 8, 2021, the Company appointed Naveen Bhatia as a member of the Board.

Mr. Bhatia is a private investor. From 2013 to 2020, he was a Senior Director in the Tactical Opportunities Group of Blackstone, a leading global investment business specializing in alternative asset classes. Before joining Blackstone, Mr. Bhatia was a Managing Director at 40 North Industries LLC, a private investment firm where he focused on special situations equity and debt investments, both public and private. Prior to 40 North, he was a Principal at a family office in New York. From 2003 to 2008, Mr. Bhatia was a Co-Founder and Partner of Eagle Lake Capital LLC, a private investment partnership focused on fundamental, value investing across the capital structure. He started his career as a member of the Restructuring Group at Rothschild.

Mr. Bhatia received a BA in Public Health from The Johns Hopkins University. He has served as a director of various public and private companies, currently serving as a member of the Board of Directors of private companies Blue Yonder, EquipmentShare, RG Barry, and CRG Financial. From 2010-2019, Mr. Bhatia served as Chairman of the Board of Cotton Holdings, a leading, global infrastructure support services company. He was also an Adjunct Professor at Columbia Business School and taught Applied Security Analysis I & II for eight years.

The Board believes that Mr. Bhatia’s experience in investment and financial leadership roles make him ideally qualified to help lead the Company towards continued growth and success.

Related Party Transactions

There are no related party transactions with regard to Mr. Bhatia reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection Mr. Bhatia’s appointment to the Board, the Company and Mr. Bhatia entered into a director agreement (the “Director Agreement”), whereby, as compensation for his services as a member of the Board, Mr. Bhatia shall receive a one-time grant of eight thousand (8,000) restricted stock units of the Company, vesting quarterly beginning on September 30, 2021, pursuant to the Company’s Employee Stock Option Plan.

On September 8, 2021, the Company and Mr. Bhatia also entered into a consulting agreement (the “Consulting Agreement”), whereby Mr. Bhatia will assist the Company with its capital markets strategy, business development initiatives and growth strategy for a term of one year. Pursuant to the Consulting Agreement, Mr. Bhatia will receive a stock option to purchase 100,000 shares of the Company’s common stock, par value $0.01 per share, with an exercise price of $7.07 per share.

Item 5.02 of this Current Report on Form 8-K contains only brief descriptions of the material terms of and does not purport to be complete descriptions of the rights and obligations of the parties to the Director Agreement and the Consulting Agreement, and such descriptions are qualified in their entirety by reference to the full text of the Director Agreement and the Consulting Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference into this Current Report on Form 8-K.

Item 8.01 Other Events

On September 13, 2021, the Company issued a press release announcing the appointment of Naveen Bhatia. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Exhibits

(d)

Exhibit No.	Exhibit
10.1	Director Agreement between LifeMD, Inc. and Naveen Bhatia, dated September 8, 2021
10.2	Consulting Services Agreement between Naveen Bhatia and LifeMD, Inc., dated September 8, 2021
99.1	Press Release, dated September 13, 2021
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	September 13, 2021	By:	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer